                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          SHOWSCAN ENTERTAINMENT INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           SHOWSCAN ENTERTAINMENT INC.
                              3939 LANDMARK STREET
                          CULVER CITY, CALIFORNIA 90232

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON MONDAY, AUGUST 26, 1996

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Showscan Entertainment Inc. (the "Company") will be held at 3939 Landmark Street, Culver City, California on Monday, August 26, 1996 at 10:30 a.m. for the following purposes:

                  (1) To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

                  (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

                  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on Monday, July 15, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

         Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                       By Order of the Board of Directors,

                                       /s/ W. Tucker Lemon
                                       W. Tucker Lemon
                                       Secretary

Culver City, California
July 26, 1996

                           SHOWSCAN ENTERTAINMENT INC.
                              3939 LANDMARK STREET
                          CULVER CITY, CALIFORNIA 90232

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 26, 1996

                                 PROXY STATEMENT

                                  INTRODUCTION

       This Proxy Statement is furnished to the stockholders of Showscan Entertainment Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on August 26, 1996, and at any and all adjournments thereof (the "Annual Meeting").

       A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed, unrevoked proxy will be voted "FOR": (i) the election of management's nominees for the Board of Directors; and (ii) the ratification of the appointment of Ernst & Young LLP. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

       Any proxy given may be revoked at any time prior to the exercise thereof by filing with W. Tucker Lemon, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

       It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about July 26, 1996.

                                VOTING SECURITIES

       Only holders of record of the Company's voting securities at the close of business on July 15, 1996 are entitled to notice of and to vote at the Annual Meeting. As of July 15, 1996, the Company had issued and outstanding the following securities, the holders of which are entitled to vote at the Annual
Meeting: (i) 5,563,799 shares of the Company's Common Stock, $.001 par value ("Common Stock"); and (ii) 49,000 shares of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock"). Each share of Common Stock that was issued and outstanding on July 15, 1996 is entitled to one vote at the Annual Meeting and each share of Series C Preferred Stock is entitled to the number of votes it would have if it were fully converted into Common Stock. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

       Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed, unrevoked proxy will be voted for the five management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

       Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Approval of each of the other proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and therefore will have no effect on the outcome of the vote.

                              ELECTION OF DIRECTORS

NOMINEES

       Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom are currently serving as directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows:

                           William D. Eberle
                           William C. Soady
                           Charles B. Moss, Jr.
                           Thomas R. DiBenedetto
                           Kurt C. Hall

       The shares of each properly executed, unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

MEETINGS; ATTENDANCE; COMMITTEES

       The Board of Directors of the Company met six times during the fiscal year ended March 31, 1996 either in person or by unanimous written consent. No incumbent member who was a director during the past fiscal year attended fewer than 80% of all meetings of the Board of Directors.

       The Board of Directors of the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The members of the Audit Committee currently are Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall. Mr. Hall was appointed to the committee during the past fiscal year. The Audit Committee met twice last fiscal year and all members of the committee at each such time were in attendance, except that Mr. Hall was unable to attend the one meeting that was called since his appointment to the committee. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, the nature of the services to be performed by and the fees to be paid to the independent auditors of the Company, and making "fairness" determinations concerning transactions between the Company and its directors and officers. The members of the Audit Committee do not receive any meeting fees.

       The Nominating Committee currently is composed of Mr. Eberle and Mr. Soady. The Nominating Committee makes recommendations to the full Board of Directors concerning nominees for election as directors of the Company. The Nominating Committee has recommended to the Board of Directors the five nominees presented herein. The Nominating Committee will consider in connection with the 1997 annual meeting the possible nomination as directors of persons recommended by stockholders. Any such recommendations should be in writing and should be mailed or delivered to the Company, marked for the attention of the Nominating Committee, on or before the date for receipt of stockholder proposals for the next annual meeting. See "Submission of Stockholder Proposals."

         The Compensation Committee currently consists of Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall. The Compensation Committee administers the Company's stock option plans and establishes the compensation of the Company's executive officers. The Compensation Committee met two times last year and all members of the committee at each such time were in attendance.

MANAGEMENT OF THE COMPANY

       Set forth below is certain information with respect to the directors and executive officers of the Company:

                                                                                                    DIRECTOR
NAME                                AGE                           TITLE                              SINCE
William D. Eberle                    72     Chairman of the Board of Directors                        1988
William C. Soady                     52     President, Chief Executive Officer and                    1994
                                              Director
Charles B. Moss, Jr.                 51     Director                                                  1993
Thomas R. DiBenedetto                47     Director                                                  1993
Kurt C. Hall                         37     Director                                                  1994
Dennis Pope                          51     Executive Vice President and Chief                         --
                                              Financial Officer
Gregory W. Betz                      47     Vice President and Director of Finance                     --
W. Tucker Lemon                      34     Vice President, General Counsel                            --
                                              and Secretary
Michael B. Ellis                     45     Vice President-Engineering and                             --
                                              Product Development
J. Chuck Allen                       52     Vice President-Theatre Operations                          --
Peter D. Henton                      49     Vice President-Production                                  --
Russell H. Chesley                   39     Vice President-Worldwide Sales                             --
Rui C. Guimarais                     36     Vice President-Film Licensing                              --

         William D. Eberle was elected Chairman of the Board of Directors of the Company in May 1993. Mr. Eberle has been a private investor in various companies for more than five years. He currently is also the chairman of Greenwich Entertainment Group and a director of Ampco Pittsburgh Corp., Mitchell Energy & Development Corp., Mid-States Plc., Horace Small Plc., America Service Group, Fibreboard, Inc. and Sirrom Capital Corporation. Mr. Eberle served as the U.S. Trade Representative for President Nixon and President Ford. In addition, he served as the President's Special Representative for Trade Negotiations from 1971 through 1975, and as the executive director of the Cabinet Council on International Economics from 1974 to 1975. Other positions previously held by Mr. Eberle include Chairman of the Board, President and Chief Executive Officer of American Standard, Inc. and officer and director of Boise Cascade Corp.

       William C. Soady was appointed the President and Chief Executive Officer of the Company in March 1994, and was elected as a director of the Company in April 1994. Prior to joining the Company, Mr. Soady served as Executive Vice President of Distribution at Tri Star Pictures, Inc. from September 1988 to July 1992, at which time he was promoted to President of Domestic Distribution of Tri-Star Pictures, Inc., the position he held immediately prior to joining the Company. Mr. Soady has been involved in motion picture distribution in various capacities for over 20 years, including serving as President of Universal Pictures Distribution.

         Charles B. Moss, Jr. has been the President and Chief Executive Officer of The B.S. Moss Enterprises, Inc. since 1979. Mr. Moss is also a director of Robins Cinemas, Ltd., a United Kingdom corporation.

         Thomas R. DiBenedetto has served as the President of Junction Investors, Ltd. since 1991 and as the President of Boston International Group since 1983. He is also currently a director of National Wireless Inc. and of Alexander's, Inc.

       Kurt C. Hall has been the Executive Vice President and Chief Financial Officer of United Artists Theatre Circuit, Inc. ("UA") since 1992. Mr. Hall held several positions with United Artists Entertainment Company, the predecessor to UA, since joining that company in 1988, including Director of Finance from 1988 to 1990 and Vice President and Treasurer from 1990 to 1992.

       Dennis Pope has been Executive Vice President and Chief Financial Officer of the Company since late May 1994. From January 1993 until May 1994, Mr. Pope was the Managing Partner - Entertainment Business Group with Kenneth Leventhal & Co. Prior to joining Kenneth Leventhal, Mr. Pope had served as a consultant to that firm on entertainment industry matters in November and December 1992. Mr. Pope took an extended family sabbatical from January 1990 to October 1992. Prior to that, Mr. Pope had served for the Weintraub Entertainment Group, Inc. from October 1986 until December 1989 in a number of roles, including Executive Vice President, Chief Financial Officer, Assistant Corporate Secretary and also served on the Board of Directors (including the Executive Committee).

       Gregory W. Betz joined the Company as Controller in June 1986, was promoted to Vice President-Controller in December 1990, and became the Company's Vice President and Director of Finance in October 1993. From 1985 to 1986, Mr. Betz was Division Controller of Tatco Investments, a real estate company.

         W. Tucker Lemon joined the Company as Vice President, General Counsel and Secretary in August 1994. From February 1993 until he joined the Company, Mr. Lemon was of counsel to Corey, Croudace, Dietrich & Dragun where he specialized in corporate finance and secured lending matters. Prior thereto, Mr. Lemon was associated with Latham & Watkins.

       Michael B. Ellis joined the Company as its Vice President-Engineering and Product Development in July 1994. From February 1993 until he joined the Company, Mr. Ellis was a consultant providing technical support to entertainment and commercial construction industries. Mr. Ellis was the Corporate Director-Engineering and Project Development of Knott's Berry Farm from May 1989 through February 1993 and held various technical management positions within divisions of Pepsico, Inc. from 1978 to 1989, including most recently the position of Corporate Director of Engineering for Taco Bell.

         J. Chuck Allen joined the Company as Vice President-Theatre Operations in April 1994. During the 25 years prior to joining the Company, Mr. Allen held a number of positions at Mann Theatres, including most recently the office of Executive Director of Theatre Operations.

       Peter D. Henton joined the Company as its Production Supervisor in December 1991 and became its Director-Film Operations in May 1992. Mr. Henton became the Company's Vice President-Film Operations in October 1993 and its Vice President - Production in March, 1995. Prior to joining the Company, Mr. Henton had been an independent film and television producer since 1972.

       Russell H. Chesley joined the Company as Vice President-Worldwide Sales in August 1995. From March 1994 until he joined the Company, Mr. Chesley was Director of Marketing and Sales at Westrex, an entertainment technology and equipment manufacturer. From November 1992 until February 1994, Mr. Chesley was Sales and Marketing Director and an Executive Producer at Starfax/The Editing Company, a post production facility. Prior thereto, Mr. Chesley was an independent producer and consultant.

         Rui C. Guimarais joined the Company in February 1993. Since then, Mr. Guimarais has held several management positions, including Controller, Director-Film Licensing and Distribution and Director-Theatre Operations. In January 1996, Mr. Guimarais was promoted to Vice President-Film Licensing while retaining his responsibilities as Director-Theatre Operations. From 1992 until he joined the Company, Mr. Guimarais was a partner in a joint venture engaged in wholesale distribution. In 1991, Mr. Guimarais was Manager of Corporate Reporting

& Analysis at Walt Disney Studios. Prior thereto, Mr. Guimarais served as a Chartered Accountant and Certified Public Accountant at Ernst & Young and Altschuler, Melvoin & Glasser.

         The Company has five wholly owned subsidiaries (Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc., Showscan Framingham, Inc. and Showscan Entertainment B.V.). Showscan Attractions, Inc. currently owns 50% of the outstanding capital stock of Cinemania (UK) Limited. Mr. Soady is the sole director and President of Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc. and Showscan Framingham, Inc. and a director and President of Showscan Entertainment B.V. Mr. Pope is the Chief Financial Officer or Treasurer of these subsidiaries, and Mr. Lemon is the Secretary of these subsidiaries. Mr. Soady, Mr. Allen, Mr. Moss and Mr. Lemon are the directors of Cinemania (UK) Limited.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

       The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 1996, 1995 and 1994 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 1996 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 1996 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

                                            SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION                   LONG-TERM COM
                                                                                                   PENSATION AWARD
          NAME AND PRINCIPAL POSITION               YEAR          SALARY ($)          BONUS ($)         OPTIONS (#)
          ---------------------------            ----------    ----------------    --------------  ----------------
William C. Soady, President                         1996         $     350,000        $    -0-           -0-
   and Chief Executive Officer.................     1995         $     350,000(1)         $50,000        -0-
                                                    1994         $        -0- (2)     $    -0-         250,000

Dennis Pope, Executive Vice President               1996         $     213,846        $    -0-           -0-
  and Chief Financial Officer..................     1995         $     152,308        $    -0-         150,000

W. Tucker Lemon, Vice President                     1996         $     125,000        $    -0-           -0-
  General Counsel and Secretary................     1995         $      79,326        $    -0-         30,000

Michael B. Ellis, Vice President-                   1996         $     115,000        $    -0-           -0-
  Engineering and Product Development..........     1995         $      78,192        $    -0-         17,500

J. Chuck Allen, Vice President-Theatre              1996         $     100,000(1)     $    -0-           -0-
  Operations...................................     1995         $      79,999(1)     $    -0-         17,500

Seth A. Foster, former Vice President-              1996         $     134,119(1)(3)  $    -0-           -0-
  Sales & Marketing............................     1995         $     226,875(1)(3)  $    -0-         10,000
                                                    1994         $      78,255(1)(3)  $    -0-           -0-

- ------------

(1) In addition to the amounts shown in the table, certain of the Named Executives received an automobile allowance. While each Named Executive may derive personal benefit from this perquisite, the benefit did not exceed the lesser of $50,000 or 10% of such Named Executive's salary and bonus.

(2) Mr. Soady became President and Chief Executive Officer in March 1994 and did not receive compensation for such services during the fiscal year ending March 31, 1994.

(3) Mr. Foster's compensation consisted of a base salary of $70,000 plus commissions on certain sales of Showscan equipment and films. Mr. Foster resigned from all positions that he held with the Company effective as of May 12, 1995.

     No stock options were granted to the Named Executives in the fiscal year ended March 31, 1996.

     The following table contains information concerning stock options exercised in the last fiscal year and stock options remaining unexercised on March 31, 1996 with respect to the Named Executives.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1996
                        AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                                                  FISCAL YEAR-END             FISCAL YEAR-END (1)
                             SHARES ACQUIRED      VALUE
            NAME               ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------  ---------------  ------------  ------------  -------------  ------------  --------------
William C. Soady                     -0-            -0-        125,000       125,000          -0-            -0-
Dennis Pope                          -0-            -0-         37,500       112,500          -0-            -0-
W. Tucker Lemon                      -0-            -0-          7,500        22,500          -0-            -0-
Michael B. Ellis                     -0-            -0-          4,375        13,125          -0-            -0-
J. Chuck Allen                       -0-            -0-          4,375        13,125          -0-            -0-
Seth A. Foster                     6,000         $5,250         -0-(2)        -0-(2)           0-            -0-

- -------------

(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported on the Nasdaq National Market) as of March 29, 1996, the last trading day in the fiscal year ($6.125 per share) and multiplying the resulting number by the number of underlying shares of Common Stock.

(2) Mr. Foster resigned as an officer of the Company in May 1995 and, as a result, all of his remaining unexercised options expired in June 1995.

       Director Compensation. Members of the Board of Directors who are not officers of the Company receive a fee of $500 for each Board meeting that they attend and are also reimbursed for the travel expenses incurred to attend such meetings.

       Board of Director Interlocks and Insider Participation. The Compensation Committee of the Board of Directors made all compensation determinations during the past fiscal year for the Company's executives. William C. Soady was, during the fiscal year ended March 31, 1996, both an officer and a director of the Company though he was not a member of the Compensation Committee.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements.

       Mr. Soady has entered into an employment agreement, dated March 3, 1994 (the "Employment Agreement"), with the Company, Showscan CityWalk Venture, Showscan CityWalk, Inc., Showscan Attractions Venture and Showscan Attractions, Inc. pursuant to which he agreed to be the President and Chief Executive Officer of the Company, Showscan CityWalk, Inc. and Showscan Attractions, Inc. and the principal executive officer of Showscan CityWalk Venture and Showscan Attractions Venture. (Showscan CityWalk Venture and Showscan Attractions Venture are joint ventures between subsidiaries of the Company and affiliates of Mr. Moss and Mr. DiBenedetto, two directors of the Company.) The Employment Agreement provides for a three-year term (the "Term") of employment with subsequent one-year renewals if the Company and Mr. Soady agree in writing to renew the Employment Agreement before it is terminated. Pursuant to the Employment Agreement, Mr. Soady will receive an annual salary of at least $350,000 and a performance-based bonus that is tied to an annual business plan prepared by Mr. Soady and approved by the Board of Directors. Mr. Soady did not receive a bonus under his Employment Agreement for the fiscal year ended March 31, 1996. Mr. Soady also received options to purchase 250,000 shares of Common Stock at an exercise price of $6.875 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement. Pursuant to a related letter agreement, dated March 3, 1994, DiBenedetto O&O Limited Partnership and Moss Family O&O Corp., two of the parties in the Showscan CityWalk Venture, have each also agreed to pay Mr. Soady 5% of certain cash distributions made to them by the Showscan CityWalk Venture. Mr. Soady may terminate the Employment Agreement if (i) his authority and responsibilities are materially reduced and, if after written objection submitted by Mr. Soady to the Company's Board of Directors, such reduction is not reversed, or (ii) upon a change in control of the Company contrary to the desire of the Company's Board of Directors where (i) is also applicable. In such event, or if the Company terminates Mr. Soady's employment without cause (where "cause" is defined to mean a material breach of the Employment Agreement, gross misconduct, habitual negligence, conviction of a felony involving moral turpitude or commission of fraud, misappropriation of funds or embezzlement), the Company is obligated to pay Mr. Soady the salary that would have been due under the remainder of the initial Term or of any renewals, as applicable, as such payments would otherwise be due, and any bonus payment that may have accrued prior to the date of termination (subject to mitigation).

     Mr. Pope has entered into an employment agreement, dated May 3, 1994, and amended on June 15, 1995, pursuant to which he agreed to be Executive Vice President and Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Pope will receive an annual salary of $220,000. The agreement is terminable by either Mr. Pope or the Company upon 30 days notice to the other party. However, if the Company terminates the agreement without cause (where "cause" is defined to mean conviction of a felony, commission of fraud or embezzlement, neglect of duties, death, permanent disability or breach of duty of loyalty to the Company), then the Company is obligated to pay Mr. Pope his salary and benefits for up to one year, subject to Mr. Pope's best efforts to mitigate such obligation. In addition, the Company granted Mr. Pope options to purchase 150,000 shares of the Company's Common Stock at $8.125 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement.

     Mr. Lemon has entered into an employment agreement, dated August 15, 1994, pursuant to which he agreed to be Vice President, General Counsel and Secretary of the Company. Pursuant to the agreement, Mr. Lemon will receive an annual salary of $125,000. In addition, the Company granted Mr. Lemon options to purchase 30,000 shares of the Company's Common Stock at $7.75 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement. If the Company terminates the agreement without cause, then the Company is obligated to pay Mr. Lemon in one lump sum his salary for four months.

     The Board of Directors has authorized the establishment of agreements with Messrs. Soady, Pope and Lemon that would protect each such officer in the case of a change in control of the Company. These agreements are intended to provide certain benefits to the officers upon a "Change of Control" which is defined to mean (a) the acquisition by any person of 20% or more of the Common Stock and Common Stock equivalents of the Company or 20% of the

Company's voting power, (b) a liquidation, merger or consolidation of the Company, or (c) a change in the membership of the Board of Directors over any period of two (2) years or less such that the directors sitting at the beginning of such period or who were nominated by at least two-thirds of the sitting directors cease to be a majority of the Board of Directors. These officers of the Company are entitled to receive certain cash payments and health benefits if they leave the Company, either one year before or within two years after a Change in Control, for "Good Reason," "Disability," death or retirement or if they were terminated without "Cause" (in each case as the foregoing terms will be defined in the agreements). These officers also have an additional period after a Change in Control in which they can voluntarily leave the Company and receive the benefits. The cash benefits provided for Mr. Soady will equal 300% of the greater of his average salary and bonuses over the period of three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. Mr. Pope and Mr. Lemon will receive 200% and 150% respectively of their average compensation. In addition, each such officer's unvested options shall become vested upon a Change in Control. All such benefits shall be in lieu of any benefits provided under any such officer's employment agreement.

BOARD COMPENSATION REPORT

     Executive Officer Compensation Policy. During the last completed fiscal year, the Compensation Committee of the Board of Directors of the Company made all executive compensation determinations, including the issuance of stock options under the Company's existing stock option plans.

     The executive officer compensation policy of the Compensation Committee is designed to provide competitive levels of salaries to attract and retain qualified executives, and to grant its executives equity incentives, in the form of stock options, to enhance the long-term growth of the Company. Accordingly, the Company's goal is to establish the base salaries for its executive officers within the range of salaries for persons holding similarly-responsible positions at other similar companies, and grants such executives options or warrants to purchase the Company's Common Stock. The Board views stock options as an important component of its long-term, performance-based compensation philosophy. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers that also creates value for stockholders. In order to retain and motivate executives, the options typically vest in installments over four years.

     The Compensation Committee of the Board of Directors will, however, consider awarding additional discretionary annual cash bonuses to its executive officers based, primarily, on the Company's overall performance and, to a lesser extent, on the contribution each executive made to the Company's success. In keeping with its compensation philosophy that bonuses should reflect increases in stockholder value, the Board did not grant any discretionary bonuses to any of its executives during the past fiscal year. In addition to the discretionary bonuses, the Compensation Committee has established a bonus pool for officers of the Company that is tied to the Company's performance. Under this bonus plan, certain percentages of the Company's annual earnings would be contributed to the pool based upon the achievement of earnings goals established each year by the Board. In no event can the amounts contributed to the pool in any one year exceed (a) two-thirds of the aggregate base salaries of the officers participating in the pool, or (b) twenty-five percent of the Company's pre-tax income for such year. Each officer of the Company will have a share in the pool that varies depending upon the position held by the officer. A portion of each officer's share will be subject to the discretionary review of the chief executive officer. During the fiscal year ending March 31, 1996, no bonuses were earned under this bonus plan.

     Compensation of Chief Executive Officer. Pursuant to his Employment Agreement, Mr. Soady received a salary of $350,000 in the fiscal year ending March 31, 1996.

     Current Members of the Compensation Committee:

            William D. Eberle                 Thomas R. DiBenedetto
            Charles B. Moss, Jr.              Kurt C. Hall

PERFORMANCE GRAPH

       The following graph sets forth a comparison of cumulative total returns for the Company, the Nasdaq Market Value Index and a peer group index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The peer group index consists of all companies (i) that have the same Standard Industrial Classification industry number as the Company and (ii) whose securities have been registered under the Exchange Act during the period covered by the performance graph.

[GRAPHIC OMITTED]


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


 MEASUREMENT PERIOD              SHOWSCAN           INDUSTRY        BROAD
(FISCAL YEAR COVERED)          ENTERTAINMENT          INDEX         MARKET

       1991                        100.00            100.00         100.00
       1992                         68.57             94.35         105.40
       1993                         65.71             67.04         117.95
       1994                         81.43            104.22         136.32
       1995                         65.71             88.12         144.62
       1996                         70.00            130.13         194.52

The industry index chosen was: SIC Code 7832 - Motion Picture Theaters, except Drive-In

The Broad Market Index chosen was: Nasdaq Market Index

The current composition of the Industry Index is as follows:
    AMC Entertainment, Inc.
    Carmike Cinemas CL A
    CinemaStar Luxury Theatres
    Cineplex Odeon Corp.
    International Tourist Entertainment
    Iwerks Entertainment Inc.
    Regal Cinemas Inc.


       The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq Market Value Index and the peer group of companies each was $100 on April 1, 1991 and that all dividends were reinvested.

                    SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                         AND PRINCIPAL SECURITY HOLDERS

       The following table sets forth certain information regarding the beneficial ownership of each class of the Company's voting securities as of July 18, 1996 by (i) each of the Company's directors and Named Executives who beneficially own Common Stock or Series C Preferred Stock, (ii) by all directors and officers as a group, and (iii) based on reports filed by each person with the Securities and Exchange Commission, by the known beneficial holders of more than 5% of any class of outstanding shares of the Company's voting securities.

                                                                       SERIES C
                                        COMMON STOCK(2)             PREFERRED STOCK
                                     NUMBER      PERCENTAGE      NUMBER     PERCENTAGE
NAME AND ADDRESS                       OF            OF             OF           OF
OF BENEFICIAL OWNER(1)               SHARES      OUTSTANDING     SHARES     OUTSTANDING
William D. Eberle                     55,127(3)         *             --          --

Charles B. Moss, Jr.                 994,362(4)     15.2%         12,000       24.5%
  c/o B.S. Moss Enterprises
  225 North Hill Street,
  Aspen, CO  81611

Thomas R. DiBenedetto              1,014,362(5)     15.4%         12,000(6)    24.5%
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109

DiBenedetto Showscan Limited         706,672(7)     11.3%         12,000       24.5%
 Partnership
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109

United Artists Theatre Circuit, Inc. 796,032        12.5%         25,000       51.0%
  9110 East Nichol Avenue
  Suite 200
  Englewood, CO  80112

Kurt C. Hall(8)                           --           --             --          --
  c/o United Artists Theatre
        Circuit, Inc.
  9110 East Nichols Avenue
  Suite 200
  Englewood, CO  80112

Neuberger & Berman                   333,500(9)      5.7%             --          --
605 Third Avenue
New York, NY  10158

William C. Soady(10)                 127,000         2.2%             --          --
Dennis Pope(11)                       76,000         1.4%             --          --
W. Tucker Lemon(12)                   17,000           *              --          --
Michael B. Ellis(13)                   8,750           *              --          --
J. Chuck Allen(14)                     8,750           *              --          --
Seth A. Foster                           -0-           --             --          --

All Officers and Directors         2,304,476        29.5%         24,000        100%
  as a Group (13 persons) (15)

- ---------------
*  Less than 1%.

(1) Except as otherwise noted, the address of each beneficial owner listed in this table is c/o Showscan Entertainment Inc., 3939 Landmark Street, Culver City, California 90232.
(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them.
(3) Consists of 55,127 shares subject to currently exercisable stock purchase warrants.

(4) Consists of (i) 468,577 shares underlying currently exercisable stock purchase warrants, 44,101 of which are held by Charles B. Moss, III, Mr. Moss' son, and 44,101 of which are held by Robin H. Moss, Mr. Moss' wife, as custodian for Elizabeth H. Moss, Mr. Moss' daughter, (ii) 238,095 shares of Common Stock issuable upon conversion of Mr. Moss's Series C Preferred Stock, (iii) 155,000 shares of Common Stock held by the Charles B. Moss, Jr. Family Trust, and (iv) 132,690 shares of Common Stock owned by Mr. Moss. Robin H. Moss is the sole trustee of the Charles B. Moss, Jr. Family Trust. Mr. Moss disclaims beneficial ownership of the 155,000 shares held by the Charles B. Moss, Jr. Family Trust and the warrants held by Charles
     B. Moss, III and by Robin H. Moss as custodian for Elizabeth H. Moss.
(5) Includes (i) 238,095 shares of Common Stock issuable upon conversion of the Series C Preferred Stock held by DiBenedetto Showscan Limited Partnership, a Delaware limited partnership, (ii) 35,000 shares of Common Stock owned by the DiBenedetto 1993 Family Trust, (iii) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, (iv) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, (v) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, (vi) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto,
     (vii) 468,577 shares of Common Stock underlying currently exercisable stock purchase warrants held by DiBenedetto Showscan Limited Partnership, and
     (viii) 132,690 shares of Common Stock owned by Mr. DiBenedetto. Mr. DiBenedetto has sole voting and dispositive power over the securities beneficially owned by DiBenedetto Showscan Limited Partnership. Linda M. DiBenedetto, Mr. DiBenedetto's wife, is co-trustee of the DiBenedetto 1993 Family Trust. Mr. DiBenedetto disclaims beneficial ownership of the shares of Common Stock held by the DiBenedetto 1993 Family Trust, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, and the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto.
(6) Consists of 12,000 shares of the Company's Series C Preferred Stock owned by DiBenedetto Showscan Limited Partnership. Mr. DiBenedetto has sole voting and dispositive power over these securities.
(7) Consists of 468,577 shares subject to currently exercisable stock purchase warrants and 238,095 shares of Common Stock issuable upon conversion of Series C Preferred Stock.
(8) Kurt C. Hall is an executive officer of United Artists Theatre Circuit, Inc. which owns 25,000 shares of Series C Preferred Stock and 552,000 stock purchase warrants. Mr. Hall does not have voting or investment power with respect to those securities.
(9) Neuberger & Berman disclaims beneficial ownership of 67,100 shares owned by certain of its individual partner(s) in their own personal accounts. Such shares were purchased with personal funds and each such partner has sole voting and dispositive power over the shares in his/her account.
(10) Includes 125,000 shares of currently exercisable stock options and options exercisable within 60 days.
(11) Includes 75,000 shares of currently exercisable stock options and options exercisable within 60 days.
(12) Includes 15,000 shares of currently exercisable stock options and options exercisable within 60 days.
(13) Includes 8,750 shares of currently exercisable stock options and options exercisable within 60 days.
(14) Includes 8,750 shares of currently exercisable stock options and options exercisable within 60 days.
(15) Includes 1,250,406 shares subject to stock options and stock purchase warrants currently exercisable or exercisable within 60 days.

         The Company, United Artists Theatre Circuit, Inc. ("UA"), Charles B. Moss, Jr. ("Moss"), Thomas R. DiBenedetto and DiBenedetto Showscan Limited Partnership, a Delaware partnership (collectively, the "DiBenedetto Entities") are party to that certain Voting Agreement, dated as of August 19, 1994, pursuant to which UA, Moss and the DiBenedetto Entities have agreed to vote the securities held by them in favor of each other's designees for the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MOSS/DIBENEDETTO VENTURES. On September 27, 1993, the Company entered into that certain Purchase Agreement (the "Purchase Agreement") with Mr. Charles B. Moss, Jr., a director of the Company ("Moss"), Mr. Thomas R. DiBenedetto, a director of the Company ("DiBenedetto"), and DiBenedetto Showscan Limited Partnership, a Delaware limited partnership affiliated with, and controlled by, DiBenedetto ("DiBenedetto LP"), pursuant to which, among other things, Moss, DiBenedetto and DiBenedetto LP collectively acquired the warrants to purchase an aggregate of 850,000 shares of Common Stock, 150,000 shares of Series A Preferred Stock, and 24,000 shares of Series B Preferred Stock. So long as Moss and DiBenedetto collectively own shares of Common Stock or securities convertible into shares of Common Stock representing in the aggregate 5% or more of the then outstanding Common Stock, the terms of the Purchase Agreement require that the Company continue to nominate Moss and DiBenedetto or their designees to the Board of Directors. Additionally, affiliates of Moss and DiBenedetto have entered into two transactions for the purpose of owning, operating, developing and financing Showscan motion simulation attractions. The first transaction, a venture called the "Showscan CityWalk Venture," was formed for the purpose of operating one of the Company's motion simulation attractions at Universal CityWalk in Universal City, California which opened in November 1993. The parties to that venture are Showscan CityWalk, Inc., a wholly-owned California subsidiary of the Company and the managing partner of Showscan CityWalk Venture, Moss Family LA Corp., a California corporation controlled by Moss, and DiBenedetto CityWalk Limited Partnership, a Delaware limited partnership controlled by DiBenedetto. Initially, the Moss and DiBenedetto affiliates together owned a 1% investment and had a right to acquire a collective 50% investment in the venture for a price based on the cash flow of the motion simulation attraction. The Moss and DiBenedetto affiliates exercised the right to acquire the 50% investment in January 1994. Upon the exercise of the option, the Moss and DiBenedetto affiliates each paid the Company $10,000. The balance of the purchase price ($247,772) was paid in March, 1996.

       The second venture, organized under the name "Showscan Attractions Venture," was formed for the purpose of acting as the exclusive vehicle to develop, own, manage and operate additional Showscan motion simulation attractions throughout the world. The scope of the Showscan Attractions Venture was subsequently narrowed in September 1994 to accommodate the venture with United Artists Theatre Circuit, Inc. ("UA") discussed below. The parties to this venture are Showscan Attractions, Inc., a wholly-owned California subsidiary of the Company and the managing partner of Showscan Attractions Venture, Moss Family O&O Corp., a California corporation controlled by Moss (the "Moss Partner), and DiBenedetto O&O Limited Partnership, a Delaware limited partnership controlled by DiBenedetto (the "DiBenedetto Partner"). Showscan Attractions, Inc., currently owns a 50% interest in the Attractions Venture, the Moss Partner currently owns a 25% interest in the venture, and the DiBenedetto Partner owns the remaining 25% interest.

       The Showscan Attractions Venture agreement contemplates that the parties thereto will jointly develop, own and operate Showscan motion simulator attractions through the venture or through other corporations, partnerships or entities formed by them. In accordance with the foregoing, the parties to the Showscan Attractions Venture have formed Cinemania (UK) Limited for the purpose of developing, owning and operating a Showscan motion simulator attraction in London which opened in late September 1994 (the "London Theatre"). Showscan Attractions, Inc. owns 50% of the outstanding capital stock of Cinemania (UK) Limited, the Moss Partner owns 25% of the capital stock, and the DiBenedetto Partner owns 25%. To date, funding for the Attractions Venture has been provided by Showscan Attractions, Inc. $2,826,815; Moss Partner $468,908; and DiBenedetto Partner $468,908. The rights contributed to the Showscan Attractions Venture included the rights to two motion simulation attraction leases and the rights to a trademark to be used in connection with one motion simulation attraction. The services contributed, and to be contributed in the future, consist of development services related to the London motion simulation attraction, including coordinating the design and construction of the facility and the opening and subsequent on-going management of the facility. The London Theatre is managed by Showscan Attractions, Inc., as the managing partner of the Showscan Attractions Venture, through a management agreement with Robins Cinemas, Ltd. ("Robins"). Moss is a 5% shareholder and a director of Robins.

       In August 1995, Showscan Attractions Venture and Maloney Development Partnership Ltd. ("Maloney"), an unaffiliated Texas limited partnership, formed a Texas limited liability company called Showscan Maloney, LLC to own and operate a Showscan motion simulation attraction in the San Antonio Riverwalk District, in San Antonio, Texas. Showscan Attractions Venture and Maloney own equal interests in Showscan Maloney, LLC; therefore, the Company's share in the cash flow from the motion simulation attraction shall be 25% plus the annual film rentals, royalties and management fees that Showscan Maloney, LLC is separately required to pay to the Company. Day-to-day management of the motion simulation attraction is handled by the Company as the sole manager of Showscan Maloney, LLC.

       Pursuant to a Proprietary Property Acquisition and Management Agreement dated as of September 27, 1993, between the Company and Showscan Attractions Venture, the Company granted to the Showscan Attractions Venture rights to utilize proprietary property and rights of the Company in connection with the development and operation of Showscan motion simulation attractions. Under that agreement, the Company has been retained to manage the motion simulation attractions developed and operated by the venture. The venture has also retained Moss Entertainment Corp., a corporation controlled by Moss, and DiBenedetto Corp., an affiliate of DiBenedetto, to provide certain services in connection with the acquisition of properties for Showscan motion simulation attractions and the potential disposition of those attractions. Moss Entertainment Corp. and DiBenedetto Corp. are to receive fees for providing acquisition and disposition services upon the sale or other disposition of certain of the initial theatres developed by the venture.

THE UNITED ARTISTS VENTURE. On August 19, 1994, the Company entered into that certain Purchase Agreement (the "UA Purchase Agreement") with UA, pursuant to which, among other things, UA purchased 25,000 shares of the Company's Series C Convertible Preferred Stock and Warrants representing the right to purchase an aggregate of 552,000 shares of Common Stock. So long as UA owns shares of Common Stock or securities convertible into shares of Common Stock representing in the aggregate at least 500,000 shares of Common Stock, the terms of the UA Purchase Agreement require that the Company continue to nominate a designee of UA to the Board of Directors. Kurt C. Hall, a director of the Company and an executive officer of UA, is the designee of UA. In connection with the transactions effected by the UA Purchase Agreement, the Company and UA agreed to be equal partners in a venture called Showscan/United Artists Theatres Joint Venture (the "UA Venture"). The Company is managing partner of the UA Venture while UA is the administrative partner. Pursuant to a Theater Rights Agreement, dated as of August 19, 1994, as amended (the "Theater Rights Agreement"), whenever UA or the UA Venture builds a Showscan motion simulation attraction theatre, such entity will have the exclusive rights to exhibit Showscan motion simulation attraction films within a pre-agreed area surrounding such location. Also, pursuant to the Theater Rights Agreement, UA will develop and coordinate the construction of new and/or the conversion of existing theatres to Showscan motion simulation attractions and will manage each theatre pursuant to pre-negotiated terms. The Company, in turn, has agreed to pre-negotiated terms for the sale of Showscan equipment, installation, servicing and the licensing of Showscan motion simulation films. The Company will also make available to both the UA Venture and UA its library of specialty films which utilize the patented Showscan process, to the extent that either the UA Venture or UA builds or converts existing theatres into specialty theatres for the exhibition of specialty films.

       The Theater Rights Agreement contains certain provisions that require UA to make payments to the Company if UA is unable to meet its obligations under that agreement. The Theater Rights Agreement provided that two motion simulation attraction theatres be installed and in operation in Malaysia no later than December 31, 1995. UA was unable to meet this commitment and therefore UA now has an obligation to pay to the Company $660,000 together with interest thereon at the rate of 7.5% per annum (the "Obligation") from January 1, 1996 until paid in full. The outstanding balance of the Obligation and all accrued and unpaid interest thereon shall become due and payable on December 31, 1996 (the "Maturity Date") provided, however, that the Maturity Date shall be extended to thirty days after the date that the UA Venture accepts one of the sites offered to it by UA if the UA Venture has not so accepted a site prior to December 31, 1996. In no event shall the Maturity Date extend beyond August 19, 1999. The UA

Venture presently intends to accept an offered theatre site by December 31, 1996. In connection with the foregoing, the Theater Rights Agreement has been amended by the Company and UA to eliminate certain installation requirements in Malaysia and to add those requirements to the overall UA obligations. In connection with the amendment, (a) UA relinquished its exclusivity rights to Malaysia and eliminated its rights of first refusal in the Asia Territory (as defined in the Theater Rights Agreement), (b) the Company agreed to make certain payments to UA each time the Company sells a simulation theatre to a third party in Malaysia or the Asia Territory, and (c) the Company agreed to certain reduced pricing for a certain number of its new ShowMax theatre systems.

       In connection with the formation of the UA Venture and the modification to the Showscan Attractions Venture that it necessitated, the Company entered into a royalty agreement with Moss and DiBenedetto Partner which provides that each time that the UA Venture opens a Showscan motion simulation attraction theatre, each of Moss and DiBenedetto Partner will receive a one-time cash fee and thereafter will receive an annual royalty based on the net cash flow (as defined) received by the Company from the operations of such UA Venture theatre.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on a review of copies of reports filed with the SEC and submitted to the Company since April 1, 1995 and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exception of the following, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year: Russell H. Chesley and Rui C. Guimarais each failed to timely file an initial report of beneficial ownership (Form 3) upon becoming executive officers of the Company and Seth A. Foster failed to file a Form 5 reporting his exercise of certain stock options upon his resignation as an officer of the Company in May, 1995.

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

       Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young as independent auditors of the Company for the fiscal year ending March 31, 1997, subject to ratification by the stockholders. A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make other statements such representative deems appropriate.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

       Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 1997 Annual Meeting must be received by the Company no later than March 26, 1997 to be included in the proxy material for the 1997 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company's Nominating Committee, c/o W. Tucker Lemon, Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                  OTHER MATTERS

       The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

       THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors


                                       /s/ William D. Eberle
                                       William D. Eberle
                                       Chairman of the Board

July 26, 1996

                          SHOWSCAN ENTERTAINMENT INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, AUGUST 26, 1996

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SHOWSCAN
                               ENTERTAINMENT INC.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 26, 1996, and does hereby appoint William D. Eberle and William C. Soady (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock, $.001 par value, of Showscan Entertainment Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders, to be held on August 26, 1996, at 10:30 A.M., and at any adjournments thereof.

    1. ELECTION OF DIRECTORS:    / / FOR all nominees as listed below (except as
                                    marked to the contrary)

    (INSTRUCTIONS:) To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

     / / WITHHOLD AUTHORITY to vote for all nominees listed below

      William D. Eberle, William C. Soady, Charles B. Moss, Jr., Thomas R.
                           DiBenedetto, Kurt C. Hall

 PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF ALL
            NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

    2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.
                   / / FOR      / / AGAINST      / / ABSTAIN

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR proposals 1 and 2.


- -----------------------------------      --------------------------------------
             (Signature)                       (Signature, if held jointly)

                                                       Dated:............., 1996

                                                       Please sign exactly as
                                                       your name or names appear
                                                       hereon, and when signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, give your full
                                                       title as such. If the
                                                       signatory is a
                                                       corporation, sign the
                                                       full corporate name by a
                                                       duly authorized officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE